                                                                     EXHIBIT 4.7

                            COMSTOCK RESOURCES, INC.,

                                   GUARANTORS

                                  NAMED HEREIN

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                     Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                          dated as of February 25, 2004

                                       to

                                    INDENTURE

                          dated as of February 25, 2004

                          6 7/8% Senior Notes due 2012


                                TABLE OF CONTENTS

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
                                                                                    Page

ARTICLE I.  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.............      2

   Section 1.1    Definitions...................................................      2
   Section 1.2    Other Definitions.............................................     25
   Section 1.3    Incorporation by Reference of Trust Indenture Act.............     26
   Section 1.4    Rules of Construction.........................................     26

ARTICLE II.  THE SECURITIES.....................................................     27

   Section 2.1    Amount of Securities; Multiple Issuances......................     27
   Section 2.2    Form and Dating...............................................     28
   Section 2.3    Execution and Authentication..................................     28
   Section 2.4    Registrar and Paying Agent....................................     29
   Section 2.5    Paying Agent To Hold Money in Trust...........................     29
   Section 2.6    Holder Lists..................................................     30
   Section 2.7    Replacement Securities........................................     30
   Section 2.8    Outstanding Securities........................................     30
   Section 2.9    Temporary Securities..........................................     30
   Section 2.10   Cancellation..................................................     31
   Section 2.11   Defaulted Interest............................................     31
   Section 2.12   CUSIP Numbers.................................................     31

ARTICLE III.  DEFAULTS AND REMEDIES.............................................     31

   Section 3.1    Events of Default.............................................     31
   Section 3.2    Acceleration of Maturity; Rescission and Annulment............     33
   Section 3.3    Collection of Indebtedness and Suits for Enforcement by
                  Trustee.......................................................     35
   Section 3.4    Trustee May File Proofs of Claim..............................     35
   Section 3.5    Trustee May Enforce Claims Without Possession of Securities...     36
   Section 3.6    Application of Money Collected................................     36
   Section 3.7    Limitation on Suits...........................................     37
   Section 3.8    Unconditional Right of Holders to Receive Principal,
                  Premium and Interest..........................................     38
   Section 3.9    Restoration of Rights and Remedies............................     38
   Section 3.10   Rights and Remedies Cumulative................................     38
   Section 3.11   Delay or Omission Not Waiver..................................     38
   Section 3.12   Control by Holders............................................     38
   Section 3.13   Waiver of Past Defaults.......................................     39
   Section 3.14   Waiver of Stay, Extension or Usury Laws.......................     39


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

ARTICLE IV.  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...............     40

   Section 4.1    Company May Consolidate, etc., Only on Certain Terms..........     40
   Section 4.2    Successor Substituted.........................................     41

ARTICLE V.  SUPPLEMENTAL INDENTURES.............................................     42

   Section 5.1    Supplemental Indentures Without Consent of Holders............     42
   Section 5.2    Supplemental Indentures with Consent of Holders...............     42
   Section 5.3    Execution of Supplemental Indentures..........................     43
   Section 5.4    Effects of Supplemental Indentures............................     44
   Section 5.5    Conformity with Trust Indenture Act...........................     44
   Section 5.6    References in Securities to Supplemental Indentures...........     44
   Section 5.7    Notice of Supplemental Indentures.............................     44

ARTICLE VI.  COVENANTS..........................................................     44

   Section 6.1    Payment of Principal, Premium, if any, and Interest...........     44
   Section 6.2    Maintenance of Office or Agency...............................     44
   Section 6.3    Corporate Existence...........................................     45
   Section 6.4    Payment of Taxes; Maintenance of Properties; Insurance........     45
   Section 6.5    Statement by Officers as to Default...........................     46
   Section 6.6    Provision of Financial Information............................     47
   Section 6.7    Limitation on Restricted Payments.............................     47
   Section 6.8    Limitation on Guarantees by Restricted Subsidiaries...........     50
   Section 6.9    Limitation on Indebtedness and Disqualified Capital Stock.....     51
   Section 6.10   Additional Guarantors.........................................     52
   Section 6.11   Limitation on Issuances and Sales of Preferred Stock of
                  Restricted Subsidiaries.......................................     52
   Section 6.12   Limitation on Liens...........................................     52
   Section 6.13   Purchase of Securities Upon Change of Control.................     52
   Section 6.14   Limitation on Asset Sales.....................................     54
   Section 6.15   Limitation on Transactions with Affiliates....................     57
   Section 6.16   Limitation on Dividends and Other Payment Restrictions
                  Affecting Restricted Subsidiaries.............................     58
   Section 6.17   Limitation on Sale and Leaseback Transactions.................     58
   Section 6.18   Covenant Suspension...........................................     59

ARTICLE VII.  REDEMPTION OF SECURITIES..........................................     59

   Section 7.1    Notice to Trustee.............................................     59
   Section 7.2    Selection by Trustee of Securities to Be Redeemed.............     59
   Section 7.3    Notice of Redemption..........................................     60
   Section 7.4    Deposit of Redemption Price...................................     60
   Section 7.5    Securities Payable on Redemption Date.........................     61
   Section 7.6    Securities Redeemed in Part...................................     61

ARTICLE VIII.  DEFEASANCE AND COVENANT DEFEASANCE...............................     61

   Section 8.1    Company's Option to Effect Defeasance or Covenant
                  Defeasance....................................................     61
   Section 8.2    Defeasance and Discharge......................................     61
   Section 8.3    Covenant Defeasance...........................................     62
   Section 8.4    Conditions to Defeasance or Covenant Defeasance...............     62
   Section 8.5    Deposited Money and U.S. Government Obligations to Be Held
                  in Trust; Other Miscellaneous Provisions......................     64
   Section 8.6    Reinstatement.................................................     65

ARTICLE IX.  GUARANTEES.........................................................     65

   Section 9.1    Unconditional Guarantee.......................................     65
   Section 9.2    Guarantors May Consolidate, etc., on Certain Terms............     66
   Section 9.3    Release of Guarantors.........................................     67
   Section 9.4    Limitation of Guarantors' Liability...........................     68
   Section 9.5    Contribution..................................................     68
   Section 9.6    Severability..................................................     68

ARTICLE X.  MISCELLANEOUS.......................................................     68

   Section 10.1   Acts of Holders...............................................     68
   Section 10.2   Notices, etc.  to Trustee, Company and Guarantors.............     70
   Section 10.3   Notice to Holders; Waiver.....................................     70
   Section 10.4   Effect of Headings and Table of Contents......................     71
   Section 10.5   Successors and Assigns........................................     71
   Section 10.6   Severability..................................................     71
   Section 10.7   Benefits of Indenture.........................................     71
   Section 10.8   Governing Law; Trust Indenture Act Controls...................     71
   Section 10.9   No Recourse Against Others....................................     72
   Section 10.10  Duplicate Originals...........................................     72
   Section 10.11  Conflict with Base Indenture..................................     72
   Section 10.12  No Adverse Interpretation of Other Agreements.................     72

Appendix A    -  Provisions Relating to Securities

Exhibit 1 to
Appendix A    -  Form of Security

      THIS FIRST SUPPLEMENTAL INDENTURE dated as of February 25, 2004 (as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, this "Supplemental Indenture"), is among COMSTOCK RESOURCES, INC., a Nevada corporation (hereinafter called the "Company"), the GUARANTORS (as defined hereinafter) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

      The Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of its 6 7/8% Senior Notes due 2012, to be issued from time to time as provided in this Supplemental Indenture (the "Securities").

      The Guarantors have duly authorized the execution and delivery of this Supplemental Indenture to provide for the guarantee of the Securities by the Guarantors as provided in this Supplemental Indenture.

      This Supplemental Indenture constitutes a supplemental indenture in respect of that certain Indenture dated as of even date herewith (the "Base Indenture") by and among the Company, the Guarantors named therein and the Trustee, the form of which Base Indenture was filed as an exhibit to the Company's registration statement on Form S-3, filed on December 16, 2003, as amended by Amendment No. 1 to Form S-3 filed on January 8, 2004, to the extent related to the Securities, and this Supplemental Indenture supersedes the Base Indenture to the extent inconsistent therewith.

      All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Supplemental Indenture, when executed by the Company and each Guarantor named herein, a valid agreement of the Company and each such Guarantor, in each case in accordance with the terms of the Securities and this Supplemental Indenture, respectively.

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I.

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      Section 1.1 Definitions.

      "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with acquisitions of Properties from such Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition). Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of Properties from such Person.

      "Act" when used with respect to any Holder, has the meaning specified in
Section 10.1.

      "Additional Assets" means (i) any Property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Investments pursuant to clause (v) of the definition of "Permitted Investments."

      "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

      (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, Federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus

      (ii) the sum of (a) minority interests, (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (c) to the extent included in
(i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) and (d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

      "Adjusted Net Assets" of a Guarantor at any date shall mean the amount by which the fair value of the Properties of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date.

      "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.

      "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary, (ii) all or substantially all of the Properties of any division or line of business of the Company or any of its Restricted Subsidiaries or (iii) any other Properties of the Company or any of its Restricted Subsidiaries other than (a) a transfer of cash, Cash Equivalents, hydrocarbons or other mineral products in the ordinary course of business or (b) any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas Property in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" also shall not include (A) any transfer of Properties (including Capital Stock) that is governed by, and made in accordance with, the provisions of Article IV hereof; (B) any transfer of Properties to an Unrestricted Subsidiary, if permitted under Section 6.7 hereof; or (C) any transfer of Properties (including Capital Stock) having a Fair Market Value of less than $5,000,000.

      "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

      "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

      "Bank Credit Facility" means that certain Amended and Restated Credit Agreement dated as of February 25, 2004 among Comstock Resources, Inc., as Borrower, the lenders party thereto from time to time, Bank of Montreal, as Administrative Agent and Issuing Bank, Bank of America, N.A., as Syndication Agent, and Comerica Bank, Fortis Capital Corp. and Union Bank of California, N.A., as Co-Documentation Agents, and together with all related documents executed or delivered pursuant thereto at any time (including, without limitation, all mortgages, deeds of trust, guarantees, security agreements and all other collateral and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including into two or more separate credit facilities, and including increasing the amount of available borrowings thereunder provided that such increase in borrowings is within the definition of "Permitted Indebtedness" or is otherwise permitted under Section 6.9) or adding Subsidiaries as additional borrowers or guarantors thereunder and all or any portion of the Indebtedness and other Obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent(s), lender(s) or group(s) of lenders.

      "Base Indenture" has the meaning stated in the third recital of this Supplemental Indenture.

      "Borrowing Base" means, as of any date, the aggregate amount of borrowing availability as of such date under the Bank Credit Facility that determines availability on the basis of a borrowing base or other asset-based calculation.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the cities of New York, New York or Dallas, Texas are authorized or obligated by law or executive order to close.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

      "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any Property that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Supplemental Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

      "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-l by S&P or at least P-l by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is a lending bank under the Bank Credit Facility, provided all such deposits do not exceed $5,000,000 in the aggregate at any one time; (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and (viii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

      "Change of Control" means the occurrence of any event or series of events by which (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other Property, other than any such transaction where (a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (iii) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the Properties of the Company and such Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the liquidation or dissolution of the Company.

      "Change of Control Triggering Event" means the occurrence of a Change of Control followed within 30 days by a downgrade in the ratings of the Securities by either S&P or Moody's.

      "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Supplemental Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

      "Consolidated Exploration Expenses" means, for any period, exploration expenses of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio on a pro forma basis of (i) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges each to the extent deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to
(ii) the sum of such Consolidated Interest Expense for such period; provided, however, that (a) the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis on the assumptions that (A) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in Section 6.9(a) hereof through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any Properties outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period, (b) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with Section 6.9(a) hereof and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate, (c) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 6.9(a) hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (d) notwithstanding clauses (b) and (c) of this provision, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, (e) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments, and (f) if after the first day of the period referred to in clause (i) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

      "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, for any period, without duplication, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation constituting Indebtedness, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest, in each case to the extent attributable to such period, (ii) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (iii) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iv) the aggregate amount of dividends paid (to the extent such dividends are not accrued in a prior period and excluding dividends paid in Qualified Capital Stock) or accrued on Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Disqualified Capital Stock is owned by Persons other than the Company or its Restricted Subsidiaries, less, to the extent included in any of clauses (i) through (iv), amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.

      "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (i) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto),
(ii) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (iii) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends or distributions is attributable to net income (or net loss) of such Person during such period or during any prior period), (iv) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(v) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (vi) dividends paid in Qualified Capital Stock, (vii) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary, (viii) Consolidated Exploration Expenses and any write-downs or impairments of non-current assets, (ix) to the extent deducted in the calculation of net income, any charges associated with the extinguishment of the Indebtedness evidenced by the Company's 11 1/4% Senior Notes due 2007 and (x) the cumulative effect of a change in accounting principles.

      "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company and its Restricted Subsidiaries less the amount of such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

      "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge for which an accrual of or reserve for cash charges for any future period is required).

      "Consolidated Total Indebtedness" means, with respect to the Company and its Restricted Subsidiaries as of any date of determination, the aggregate of all Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination, on a consolidated basis, determined in accordance with GAAP.

      "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Supplemental Indenture is administered, which office at the date of execution of this Supplemental Indenture is located at 600 North Pearl Street, Suite 420, Dallas, Texas 75201.

      "Default" means any event, act or condition that is, or after notice or passage of time or both would become, an Event of Default.

      "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution hereunder, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

      "Disqualified Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity. For purposes of Section 6.9(a) hereof, Disqualified Capital Stock shall be valued at the greater of its voluntary or involuntary maximum fixed redemption or repurchase price plus accrued and unpaid dividends. For such purposes, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock which does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed or repurchased on the date of determination, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock; provided, however, that if such Disqualified Capital Stock is not at the date of determination permitted or required to be redeemed or repurchased, the "maximum fixed redemption or repurchase price" shall be the book value of such Disqualified Capital Stock.

      "Dollar-Denominated Production Payments" means production payment obligations of the Company or any Restricted Subsidiary recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

      "Event of Default" has the meaning specified in Section 3.1 hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

      "Exchanged Properties" means properties or assets used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties or assets.

      "Fair Market Value" means the fair market value of a Property (including shares of Capital Stock) as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution, which determination shall be conclusive for purposes of this Supplemental Indenture; provided, however, that unless otherwise specified herein, the Board of Directors shall be under no obligation to obtain any valuation or assessment from any investment banker, appraiser or other third party.

      "Federal Bankruptcy Code" means the United States Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.

      The uncapitalized term "guarantee" means, as applied to any obligation,
(i) a guarantee (other than by endorsement of negotiable instruments or documents for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

      "Guarantee" has the meaning specified in Section 9.1 hereof.

      "Guarantor" means (i) Comstock Oil & Gas, Inc., (ii) Comstock Oil & Gas - Louisiana, LLC, (iii) Comstock Offshore, LLC, (iv) Comstock Oil & Gas Holdings, Inc., (v) each of the Company's other Restricted Subsidiaries, if any, executing a supplemental indenture in compliance with the provisions of Section 6.10(a) hereof and (vi) any Person that becomes a successor guarantor of the Securities in compliance with the provisions of Section 9.2 hereof.

      "Indebtedness" means, with respect to any Person, without duplication, (i) all liabilities of such Person, contingent or otherwise, for borrowed money or for the deferred purchase price of Property or services (excluding any trade accounts payable and other accrued current liabilities incurred and reserves established in the ordinary course of business) and all liabilities of such Person incurred in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock outstanding on the date of this Supplemental Indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (iii) all obligations of such Person with respect to letters of credit, (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but excluding trade accounts payable arising and reserves established in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) the Attributable Indebtedness (in excess of any related Capitalized Lease Obligations) related to any Sale/Leaseback Transaction of such Person, (vii) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured), (viii) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment), and (ix) all obligations of such Person under or in respect of currency exchange contracts, oil and natural gas price hedging arrangements and Interest Rate Protection Obligations. Subject to clause (viii) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness. In addition, Disqualified Capital Stock shall not be deemed to be Indebtedness.

      "Indenture" means the Base Indenture as supplemented by this Supplemental Indenture and as the Base Indenture may from time to time be further supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof.

      "Insolvency or Liquidation Proceeding" means, with respect to any Person,
(a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets or
(b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

      "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

      "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (ii) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any Indebtedness incurred in compliance with Section 6.9 hereof, but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate and (iii) endorsements of negotiable instruments and documents in the ordinary course of business.

      "Issue Date" means the date on which the Original Securities were first issued under this Supplemental Indenture.

      "Leverage Ratio" means with respect to the Company and its Restricted Subsidiaries for any period, the ratio of (i) the Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of the last day of such period to (ii) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges each to the extent deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments. Calculation of the Leverage Ratio on a pro forma basis shall be made in the manner specified in the definition of "Consolidated Fixed Charge Coverage Ratio" with respect to pro forma calculations of the Consolidated Fixed Charge Coverage Ratio.

      "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any Property of any kind. A Person shall be deemed to own subject to a Lien any Property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

      "Liquid Securities" means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 150 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 120 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 6.14 hereof, such securities shall be deemed not to have been Liquid Securities at any time.

      "Material Change" means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers and (ii) any dispositions of Properties during such quarter that were disposed of in compliance with Section 6.14.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Net Available Cash" from an Asset Sale or Sale/Leaseback Transaction means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Cash Equivalents, and excluding (a) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale or Sale/Leaseback Transaction and (b) except to the extent subsequently converted to cash, Cash Equivalents or Liquid Securities within 240 days after such Asset Sale or Sale/Leaseback Transaction, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of (a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale/Leaseback Transaction, (b) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale or Sale/Leaseback Transaction) which is secured by any assets subject to such Asset Sale or Sale/Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale/Leaseback Transaction and (d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale/Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale/Leaseback Transaction; provided, however, that if any consideration for an Asset Sale or Sale/Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.

      "Net Cash Proceeds" with respect to any issuance or sale of Qualified Capital Stock or other securities, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

      "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary of any Property and as to which (i) the holders of such Indebtedness agree that they will look solely to the Property so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness, and neither the Company nor any Subsidiary (other than an Unrestricted Subsidiary) (a) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness or (b) is directly or indirectly liable for such Indebtedness, and
(ii) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

      "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, payments with respect to any letters of credit, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officers" means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer and the Treasurer of such Person.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

      "Oil and Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon Properties, (ii) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or Properties, (iii) any business relating to or arising from exploration for or development, production, treatment, processing, storage, refining, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses
(i) through (iii) of this definition.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (or any Guarantor), including an employee of the Company (or any Guarantor), and who shall be reasonably acceptable to the Trustee.

      "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Supplemental Indenture, except:

            (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Supplemental Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Securities, except to the extent provided in Sections 8.2 and
      8.3 hereof, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article VIII hereof; and

            (iv) Securities which have been paid pursuant to Section 2.7 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Supplemental Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

      "Permitted Indebtedness" means any of the following:

            (i) Priority Credit Facility Debt in an aggregate amount at any one time outstanding not to exceed the greater of (a) the Borrowing Base under the Bank Credit Facility at such time less the sum of all repayments of principal of Priority Credit Facility Debt made pursuant to Section 6.14 hereof and (b) 25% of Adjusted Consolidated Net Tangible Assets; provided, however, that Indebtedness and Disqualified Capital Stock of Restricted Subsidiaries that are not Guarantors shall not at any time constitute more than 50% of all Priority Credit Facility Debt otherwise permitted under this clause (i);

            (ii) Indebtedness under the Original Securities;

            (iii) Indebtedness outstanding or in effect on the date of this Supplemental Indenture (and not repaid or defeased with the proceeds of the offering of the Securities);

            (iv) obligations pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business; hedging arrangements entered into in the ordinary course of business for the purpose of protecting production, purchases and resales against fluctuations in oil or natural gas prices; and any guarantee of any of the foregoing;

            (v) the Guarantees of the Securities (and any assumption of the obligations guaranteed thereby);

            (vi) Indebtedness of the Company owing to and held by a Wholly Owned Restricted Subsidiary, and Indebtedness of any Restricted Subsidiary owing to and held by the Company or a Wholly Owned Restricted Subsidiary;

            (vii) Permitted Refinancing Indebtedness and any guarantee thereof;

            (viii) Non-Recourse Indebtedness;

            (ix) in-kind obligations relating to net oil or gas balancing positions arising in the ordinary course of business;

            (x) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties and letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed); and

            (xi) any additional Indebtedness in an aggregate principal amount not in excess of $50,000,000 at any one time outstanding and any guarantee thereof.

      "Permitted Investments" means any of the following:

            (i) Investments in Cash Equivalents;

            (ii) Investments in property, plant and equipment used in the ordinary course of business;

            (iii) Investments in the Company or any of its Restricted Subsidiaries;

            (iv) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Properties to, the Company or a Restricted Subsidiary;

            (v) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements or other similar or customary agreements, transactions, Properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations;

            (vi) entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company's or any Restricted Subsidiary's production, purchases and resales against fluctuations in oil or natural gas prices;

            (vii) entry into any currency exchange contract in the ordinary course of business;

            (viii) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary;

            (ix) any Investment by the Company or any of its Restricted Subsidiaries in any Person that was previously a Subsidiary of the Company but ceases to be such as a result of a reduction in the Company's direct or indirect ownership interest in such Person; provided, that at the time such Person ceases to be a Subsidiary of the Company and immediately after giving effect thereto, (a) no other "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be or become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a percentage of the total Voting Stock of such Person greater than the percentage of the total Voting Stock of such Person owned by the Company at such time and (b) the Leverage Ratio on a pro forma basis with respect to the period of four full fiscal quarters then most recently ended does not exceed 1.75 to 1.0; or

            (x) other Investments, in an aggregate amount not to exceed at any one time outstanding the greater of (a) $20,000,000 and (b) 5% of Adjusted Consolidated Net Tangible Assets.

      "Permitted Liens" means the following types of Liens:

            (i) Liens securing Indebtedness of the Company or any Restricted Subsidiary that constitutes Priority Credit Facility Debt permitted pursuant to clause (i) of the definition of "Permitted Indebtedness";

            (ii) Liens existing as of the date of this Supplemental Indenture (excluding Liens securing Indebtedness of the Company under the Bank Credit Facility);

            (iii) Liens securing the Securities or the Guarantees;

            (iv) Liens in favor of the Company or any Restricted Subsidiary;

            (v) Liens for taxes, assessments and governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (vi) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters);

            (viii) judgment and attachment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

            (ix) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (x) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

            (xi) purchase money Liens; provided, however, that (a) the related purchase money Indebtedness shall not be secured by any Property of the Company or any Restricted Subsidiary other than the Property so acquired (including, without limitation, those acquired indirectly through the acquisition of stock or other ownership interests) and any proceeds therefrom and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

            (xii) Liens securing obligations under hedging agreements that the Company or any Restricted Subsidiary enters into in the ordinary course of business for the purpose of protecting its production, purchases and resales against fluctuations in oil or natural gas prices;

            (xiii) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (xiv) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof;

            (xv) Liens encumbering Property under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such Property;

            (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (xvii) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Supplemental Indenture;

            (xviii) Liens on, or related to, Properties to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

            (xix) Liens on pipeline or pipeline facilities which arise by operation of law;

            (xx) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements which are customary in the Oil and Gas Business;

            (xxi) Liens reserved in oil and gas mineral leases for bonus or rental payments or for compliance with the terms of such leases;

            (xxii) Liens constituting survey exceptions, encumbrances, easements or reservations of, or rights to others for, rights-of-way, zoning or other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of Property or services, and in the aggregate do not materially adversely affect the value of the Properties of the Company and the Restricted Subsidiaries, taken as a whole, or materially impair the use of such Properties for the purposes for which such Properties are held by the Company or any Restricted Subsidiaries;

            (xxiii) Liens securing Non-Recourse Indebtedness; provided, however, that the related Non-Recourse Indebtedness shall not be secured by any Property of the Company or any Restricted Subsidiary other than the Property acquired (including, without limitation, those acquired indirectly through the acquisition of stock or other ownership interests) by the Company or any Restricted Subsidiary with the proceeds of such Non-Recourse Indebtedness;

            (xxiv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on Property of a Subsidiary existing at the time it became a Subsidiary, provided that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired Property; and

            (xxv) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries.

Notwithstanding anything in clauses (i) through (xxv) of this definition, the term "Permitted Liens" shall not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 30 days after, the acquisition of the Properties that are subject thereto.

      "Permitted Refinancing Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase (including, without limitation, pursuant to a Change of Control Offer or Prepayment Offer) outstanding Indebtedness of the Company or any Restricted Subsidiary, provided that (i) if the Indebtedness (including the Securities) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to either the Securities or the Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to the Securities or the Guarantees, as the case may be, at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness has a Stated Maturity for its final scheduled principal payment that is no earlier than the Stated

Maturity for the final scheduled principal payment of the Indebtedness being renewed, extended, refinanced, refunded or repurchased and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of any premium required to be paid in connection with such renewal, extension, refinancing, refunding or repurchase pursuant to the terms of the Indebtedness being renewed, extended, refinanced, refunded or repurchased or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, extension, refinancing, refunding or repurchase, plus the amount of reasonable fees and expenses incurred by the Company or such Restricted Subsidiary in connection therewith.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Supplemental Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

      "Priority Credit Facility Debt" means, collectively, (i) Indebtedness of the Company or any Restricted Subsidiary (including, without limitation, Indebtedness under the Bank Credit Facility) secured by Liens not otherwise permitted under any of clauses (ii) through (xxv), inclusive, of the definition of "Permitted Liens," and (ii) other Indebtedness or Disqualified Capital Stock of any Restricted Subsidiary that is not a Guarantor. For purposes of clause (i) of the definition of "Permitted Indebtedness," Priority Credit Facility Debt shall be calculated, at any time of determination, (a) in the case of Indebtedness under the Bank Credit Facility or Indebtedness under any other instrument or agreement, with reference to the aggregate principal amount outstanding thereunder at such time, excluding all interest, fees and other Obligations under such facility, instrument or agreement, and (b) in the case of Disqualified Capital Stock, in the manner specified in the definition of "Disqualified Capital Stock."

      "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

      "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

      "Public Equity Offering" means an offer and sale of Common Stock of the Company for cash pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

      "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

      "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

      "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

      "Regular Record Date" for the interest payable on any Interest Payment Date means the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

      "Responsible Officer," when used with respect to the Trustee, means any officer in the Corporate Trust Office, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Investment" means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of "Unrestricted Subsidiary" and (ii) any Investment other than a Permitted Investment.

      "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Supplemental Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Supplemental Indenture.

      "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Sale/Leaseback Transaction" means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

      "Securities" has the meaning stated in the first recital of this Supplemental Indenture and more particularly means any Securities authenticated and delivered under this Supplemental Indenture.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor act thereto.

      "Senior Indebtedness" means any Indebtedness of the Company (whether outstanding on the date hereof or hereinafter incurred), unless such Indebtedness is Subordinated Indebtedness.

      "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which is expressly subordinated in right of payment to the Securities or the Guarantees, as the case may be.

      "Supplemental Indenture" has the meaning stated in the first paragraph hereof.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (c) such designation as an Unrestricted Subsidiary would be permitted under Section 6.7 hereof; and (d) such designation shall not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section 6.12 hereof); provided, however, that with respect to clause (a), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (1) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 6.7 hereof, in each case at the time of incurrence, or (2) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, on a pro forma basis, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under Section 6.9(a) hereof and (iii) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 6.12 hereof.

      "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Volumetric Production Payments" means production payment obligations of the Company or a Restricted Subsidiary recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

      "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary does substantially all of its business in one or more foreign jurisdictions and is required by the applicable laws and regulations of any such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned subsidiary.

Section 1.2 Other Definitions.

            Term                                                     Defined in

            "Change of Control Notice" ........................         6.13(c)
            "Change of Control Offer" .........................         6.13(a)
            "Change of Control Purchase Date" .................         6.13(c)
            "Change of Control Purchase Price" ................         6.13(a)
            "Excess Proceeds" .................................         6.13(b)
            "Funding Guarantor" ...............................             9.5
            "Global Security" .................................      Appendix A
            "Investment Grade Ratings".........................            6.18
            "Offer Amount" ....................................         6.14(c)
            "Offer Period" ....................................         6.14(c)
            "OID" .............................................             2.1
            "Original Securities" .............................             2.1
            "Paying Agent" ....................................             2.4
            "Payment Restriction" .............................            6.16

            "Permitted Consideration" .........................         6.14(a)
            "Prepayment Offer" ................................         6.14(b)
            "Prepayment Offer Notice ..........................         6.14(c)
            "Purchase Date" ...................................         6.14(c)
            "Registrar" .......................................             2.4
            "Restricted Payment" ..............................          6.7(a)
            "Reversion Date" ..................................            6.18
            "Security Register" ...............................             2.4
            "Surviving Entity" ................................          4.1(a)
            "Suspended Covenants" .............................            6.18
            "Suspension Date" .................................            6.18
            "Suspension Period ................................            6.18
            "U.S. Government Obligations" .....................          8.4(a)


      Section 1.3 Incorporation by Reference of Trust Indenture Act.

      Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture. The following TIA terms used in this Supplemental Indenture have the following meanings:

            "indenture securities" means the Securities,

            "indenture security holder" means a Holder,

            "indenture to be qualified" means the Base Indenture, as supplemented by this Supplemental Indenture,

            "indenture trustee" or "institutional trustee" means the Trustee, and

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.

      All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

      Section 1.4 Rules of Construction.

      For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

      (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and all accounting calculations will be determined in accordance with GAAP;

      (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

      (d) the masculine gender includes the feminine and the neuter;

      (e) a "day" means a calendar day;

      (f) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

      (g) provisions apply to successive events and transactions; and

      (h) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Supplemental Indenture.

                                   ARTICLE II.

                                 THE SECURITIES

      Section 2.1 Amount of Securities; Multiple Issuances.

      All Securities shall be identical in all respects other than issue price and issuance dates. The Securities may be issued in one or more issuances; provided, however, that any Securities issued with original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same issuance as any Securities that are issued with a different amount of OID or are not issued with OID.

      Subject to Section 2.3, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $175,000,000 (the "Original Securities"). Subject to compliance with Section 6.9 hereof, the Company may issue an unlimited amount of additional Securities from time to time after the Issue Date. With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.7, 2.8, 2.9, 6.13, 6.14 or 7.6 or Appendix A), there shall be established in or pursuant to a resolution of the Board of Directors and, subject to Section 2.3, set forth or determined in the manner provided in an Officer's Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

      (1) the aggregate principal amount of such Securities which may be authenticated and delivered under this Supplemental Indenture;

      (2) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue; and

      (3) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof.

      If any of the terms of any subsequent issuance of Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the trust indenture supplementary thereto setting forth the terms of such issuance.

      Section 2.2 Form and Dating.

      Provisions relating to the Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Supplemental Indenture. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Supplemental Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A are part of the terms of this Supplemental Indenture.

      Section 2.3 Execution and Authentication.

      Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal may be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

      If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

      At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver additional Securities executed by the Company to the Trustee for authentication, together with a written order of the Company signed by two Officers of the Company for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

      A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Supplemental Indenture.

      The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

      Section 2.4 Registrar and Paying Agent.

      The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register (the "Security Register") of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Supplemental Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Article VI of the Base Indenture. The Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

      The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

      Section 2.5 Paying Agent To Hold Money in Trust.

      Not later than 10:00 a.m., Eastern standard time, on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

      Section 2.6 Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

      Section 2.7 Replacement Securities.

      If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

      Every replacement Security is an additional obligation of the Company.

      Section 2.8 Outstanding Securities.

      Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

      If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent segregates and holds in trust, in accordance with this Supplemental Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of such Securities on that date pursuant to the terms of this Supplemental Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

      Section 2.9 Temporary Securities.

      Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

      Section 2.10 Cancellation.

      The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall, upon written request, deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

      Section 2.11 Defaulted Interest.

      If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 6.1 hereof. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

      Section 2.12 CUSIP Numbers.

      The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III.

                              DEFAULTS AND REMEDIES

      Section 3.1 Events of Default.

      "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) default in the payment of the principal of or premium, if any, on any of the Securities when the same becomes due and payable, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Prepayment Offer, upon acceleration or otherwise; or

      (b) default in the payment of any installment of interest on any of the Securities, when it becomes due and payable, and the continuance of such default for a period of 30 days; or

      (c) default in the performance or breach of the provisions of Article IV hereof, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 6.13 or the failure to make or consummate a Prepayment Offer in accordance with the provisions of Section 6.14; or

      (d) the Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Securities, any Guarantee or the Indenture (other than a default specified in subparagraph (a), (b) or (c) above) for a period of 60 days after written notice of such failure stating that it is a "notice of default" hereunder and requiring the Company or such Guarantor, as the case may be, to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

      (e) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Securities) or any Guarantor or any other Restricted Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Guarantor or any other Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $20,000,000; or

      (f) any Guarantee shall for any reason cease to be, or be asserted by the Company or any Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Guarantee in accordance with this Supplemental Indenture); or

      (g) final judgments or orders rendered against the Company or any Guarantor or any other Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $20,000,000 over the coverage under applicable insurance policies and either (A) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (B) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

      (h) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Guarantor or any other Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging the Company or any Guarantor or any other Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Guarantor or any other Restricted Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor or any other Restricted Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

      (i) the commencement by the Company or any Guarantor or any other Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Guarantor or any other Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Guarantor or any other Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Guarantor or any other Restricted Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Guarantor or any other Restricted Subsidiary in furtherance of any such action.

      Section 3.2 Acceleration of Maturity; Rescission and Annulment.

      If an Event of Default (other than an Event of Default specified in Section 3.1(h) or (i) hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall, by a notice in writing to the Company, declare all unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable immediately, upon which declaration all amounts payable in respect of the Securities shall be immediately due and payable. If an Event of Default specified in Section 3.1(h) or (i) hereof occurs and is continuing, the amounts described above shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

      Promptly after the occurrence of a declaration of acceleration, the Company shall notify each holder of Senior Indebtedness thereof, but failure to give any such notice shall not affect such declaration or its consequences.

      At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if

      (a) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay,

            (1) all overdue interest on all Outstanding Securities,

            (2) all unpaid principal of (and premium, if any, on) any Outstanding Securities which have become due otherwise than by such declaration of acceleration, including any Securities required to have been purchased on a Change of Control Date or a Purchase Date pursuant to a Change of Control Offer or a Prepayment Offer, as applicable, and interest on such unpaid principal at the rate borne by the Securities,

            (3) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Securities (without duplication of any amount paid or deposited pursuant to clauses (1) and (2) above), and

            (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

      (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company; and

      (c) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 3.13 hereof.

      No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Notwithstanding the foregoing, if an Event of Default specified in Section 3.1(e) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Securities, and so long as such rescission of any such acceleration of the Securities does not conflict with any judgment or decree as certified to the Trustee by the Company.

      Section 3.3 Collection of Indebtedness and Suits for Enforcement by
Trustee.

      The Company covenants that if

      (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

      (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or with respect to any Security required to have been purchased by the Company on the Change of Control Purchase Date or the Purchase Date pursuant to a Change of Control Offer or Prepayment Offer, as applicable, then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the money adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Securities, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Supplemental Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      Section 3.4 Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities, their creditors or the Property of the Company, any Guarantor or of such other obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company, the Guarantors or such other obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

      (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

      (b) to collect and receive any money or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Article VI of the Base Indenture.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 3.5 Trustee May Enforce Claims Without Possession of Securities.

      All rights of action and claims under the Indenture or the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

      Section 3.6 Application of Money Collected.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: to the payment of all amounts due the Trustee under Article VI of the Base Indenture;

            SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

            THIRD: the balance, if any, to the Company, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

      Section 3.7 Limitation on Suits.

      No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

      (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

      (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

      (c) such Holder or Holders have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request;

      (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

      (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      Section 3.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

      Notwithstanding any other provision in the Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article VIII hereof) and in such Security of the principal of (and premium if any, on) and (subject to Section 2.11 hereof) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      Section 3.9 Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      Section 3.10 Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section
2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 3.11 Delay or Omission Not Waiver.

      No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      Section 3.12 Control by Holders.

      The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

      (a) such direction shall not be in conflict with any rule of law or with the Indenture,

      (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

      (c) the Trustee need not take any action which might involve it in personal liability, and

      (d) the Trustee may decline to take any action that would benefit some Holders to the detriment of other Holders.

      Prior to taking any such action under this Section, the Trustee shall be entitled to such reasonable security or indemnity as it may require against the costs, expenses and liabilities that may be incurred by it in taking or declining to take any such action hereunder.

      Section 3.13 Waiver of Past Defaults.

      The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default

      (a) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or

      (b) in respect of a covenant or provision hereof which under Article V hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security affected thereby.

      Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under the Indenture, but no such waiver shall extend to any subsequent or other fault or Event of Default or impair any right consequent thereon.

      Section 3.14 Waiver of Stay, Extension or Usury Laws.

      Each of the Company and the Guarantors covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of (premium, if any, on) or interest on the Securities as contemplated herein, or which may affect the covenants or the performance of the Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE IV.

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 4.1 Company May Consolidate, etc., Only on Certain Terms.

      The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving affect thereto:

      (a) either (i) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being called the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by an indenture supplemental to this Supplemental Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Supplemental Indenture, and, in each case, this Supplemental Indenture shall remain in full force and effect;

      (b) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;

      (c) except in the case of the consolidation or merger of the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four full fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Supplemental Indenture) could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under Section 6.9(a) hereof;

      (d) if the Company is not the continuing obligor under this Supplemental Indenture, then each Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture confirmed that its Guarantee of the Securities shall apply to the Surviving Entity's obligations under this Supplemental Indenture and the Securities:

      (e) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 6.12 hereof; and

      (f) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Supplemental Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Supplemental Indenture and (ii) an Opinion of Counsel stating that the requirements of Section 4.1(a) have been satisfied.

      Section 4.2 Successor Substituted.

      Upon any consolidation of the Company with or merger of the Company into any other corporation or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with
Section 4.1 hereof, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Supplemental Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such sale, assignment, lease, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Supplemental Indenture or any successor Person which shall theretofore become such in the manner described in Section 4.1 hereof), except in the case of a lease, shall be discharged of all obligations and covenants under this Supplemental Indenture and the Securities, and the Company may be dissolved and liquidated and such dissolution and liquidation shall not cause a Change of Control under clause (e) of the definition thereof to occur unless the sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person otherwise results in a Change of Control.

                                   ARTICLE V.

                             SUPPLEMENTAL INDENTURES

      Section 5.1 Supplemental Indentures Without Consent of Holders.

      Without the consent of any Holders, the Company, when authorized by a Board Resolution, each of the Guarantors, when authorized by a Board Resolution, and the Trustee upon Company Request, at any time and from time to time, may enter into one or more indentures supplemental to this Supplemental Indenture, in form satisfactory to the Trustee, for any of the following purposes:

      (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in this Supplemental Indenture and in the Securities; or

      (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

      (c) to comply with any requirement of the SEC in connection with qualifying this Supplemental Indenture under the TIA or maintaining such qualification thereafter; or

      (d) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Supplemental Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect; or

      (e) to secure the Securities or the Guarantees pursuant to the requirements of Section 6.12 hereof or otherwise; or

      (f) to add any Restricted Subsidiary as an additional Guarantor as provided in Sections 6.8 and 6.10(a) hereof or to evidence the succession of another Person to any Guarantor pursuant to Section 9.2(b) hereof and the assumption by any such successor of the covenants and agreements of such Guarantor contained herein, in the Securities and in the Guarantee of such Guarantor; or

      (g) to release a Guarantor from its Guarantee pursuant to Section 9.3 hereof; or

      (h) to provide for uncertificated Securities in addition to or in place of certificated Securities.

      Section 5.2 Supplemental Indentures with Consent of Holders.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, each of the Guarantors, when authorized by a Board Resolution, and the Trustee upon Company Request may enter into an indenture or indentures supplemental to this Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or of modifying in any manner the rights of the Holders under this Supplemental Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

      (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium thereon, or change the coin or currency in which principal of any Security or any premium or the interest on any Security is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

      (b) reduce the percentage of aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Supplemental Indenture or certain defaults hereunder or the consequences of a default provided for in this Supplemental Indenture; or

      (c) modify any of the provisions of this Section or Sections 3.13 and 6.18 hereof, except to increase any such percentage or to provide that certain other provisions of this Supplemental Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

      (d) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event, or to make and consummate a Prepayment Offer with respect to any Asset Sale, or modify any of the provisions or definitions with respect thereto.

      It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Section 5.3 Execution of Supplemental Indentures.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Supplemental Indenture or the Base Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Supplemental Indenture or the Base Indenture or otherwise.

      Section 5.4 Effects of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Supplemental Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Supplemental Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      Section 5.5 Conformity with Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

      Section 5.6 References in Securities to Supplemental Indentures.

      Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

      Section 5.7 Notice of Supplemental Indentures.

      Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 5.2 hereof, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 10.3 hereof, setting forth in general terms the substance of such supplemental indenture.

                                   ARTICLE VI.

                                    COVENANTS

      Section 6.1 Payment of Principal, Premium, if any, and Interest.

      The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with the terms of the Securities and the Indenture.

      Section 6.2 Maintenance of Office or Agency.

      The Company shall maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities, the Guarantees and the Indenture may be served. The New York office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the aforementioned office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. Further, if at any time there shall be no such office or agency in The City of New York where the Securities may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in The City of New York, in order that the Securities shall at all times be payable in The City of New York. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

      Section 6.3 Corporate Existence.

      Except as expressly permitted by Article IV hereof, Section 6.14 hereof or other provisions of this Supplemental Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, rights or franchises, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

      Section 6.4 Payment of Taxes; Maintenance of Properties; Insurance.

      The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

      The Company shall cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any

Restricted Subsidiary from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 6.4 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Supplemental Indenture.

      The Company shall at all times keep all of its, and cause its Restricted Subsidiaries to keep their, Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.

      The Company or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and in a similar location and owning like Properties, as may be determined by the Board of Directors of the Company or such Restricted Subsidiary.

      Section 6.5 Statement by Officers as to Default.

      (a) The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year of the Company and within 45 days of the end of each of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal quarter or fiscal year, as applicable, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Supplemental Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Supplemental Indenture and no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred to either such Officer's knowledge, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate shall comply with TIA
Section 314(a)(4). For purposes of this Section 6.5(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Supplemental Indenture.

      (b) The Company shall, so long as any of the Securities is outstanding, deliver to the Trustee, upon any of its Officers becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto, within 10 days of its occurrence.

      Section 6.6 Provision of Financial Information.

      The Company (and the Guarantors, if applicable) shall file on a timely basis with the SEC, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company (and the Guarantors, if applicable) shall also file with the Trustee (with exhibits), and provide to each Holder of Securities (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company (and the Guarantors, if applicable) file such reports and documents with the Commission or the date on which the Company (and the Guarantors, if applicable) would be required to file such reports and documents if the Company were so required and, if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, the Company shall supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Securities promptly upon written request given in accordance with Section 10.2 hereof. The Company is obligated to make available, upon request, to any Holder of Securities the information required by Rule 144A(d)(4) under the Securities Act, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act.

      Section 6.7 Limitation on Restricted Payments.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

            (i) declare or pay any dividend on, or make any distribution to holders of, any shares of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary or in options, warrants or other rights to purchase Qualified Capital Stock of the Company or such Restricted Subsidiary);

            (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock (other than the purchase, redemption, acquisition or retirement of any Disqualified Capital Stock of the Company solely in shares of Qualified Capital Stock of the Company);

            (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, except in any case out of the proceeds of Permitted Refinancing Indebtedness, or

            (iv) make any Restricted Investment;

(such payments or other actions described in clauses (i) through (iv) being collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (A) no Default or Event of Default shall have occurred and be continuing, (B) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with Section 6.9(a) hereof and (C) the aggregate amount of all Restricted Payments declared or made after the date of this Supplemental Indenture shall not exceed the sum (without duplication) of the following:

            (1) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on February 1, 2004 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income shall be a loss, minus 100% of such loss), plus

            (2) the aggregate Net Cash Proceeds, or the Fair Market Value of Property other than cash, received after the date of this Supplemental Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company, plus

            (3) the aggregate Net Cash Proceeds, or the Fair Market Value of Property other than cash, received after the date of this Supplemental Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

            (4) the aggregate Net Cash Proceeds received after the date of this Supplemental Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

            (5) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the date of this Supplemental Indenture from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the date of this Supplemental Indenture.

      (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses
(iii), (iv), (v) and (vii) below) no Default or Event of Default shall have occurred and be continuing:

            (i) the payment of any dividend on any Capital Stock of the Company within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

            (ii) the payment of any dividend payable from a Restricted Subsidiary to the Company or any other Restricted Subsidiary of the Company;

            (iii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

            (iv) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

            (v) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (other than Disqualified Capital Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, repaid, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Indebtedness is subordinated to the Securities at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, repaid, defeased, acquired or retired, and (C) such new Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Securities and such new Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the Securities;

            (vi) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors of the Company in an aggregate amount not to exceed $1,000,000 outstanding at any one time, the proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or
      (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (v); and

            (vii) other Restricted Payments in an aggregate amount not to exceed $10,000,000.

      The actions described in clauses (i), (iii), (iv) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be made in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i)), and the actions described in clauses (ii), (v) and (vii) of this paragraph (b) shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

      (c) In computing Consolidated Net Income under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of this Supplemental Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Supplemental Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

      Section 6.8 Limitation on Guarantees by Restricted Subsidiaries.

      The Company shall not cause or permit any Restricted Subsidiary to guarantee, assume or in any other manner become liable (whether directly or indirectly) with respect to any Indebtedness of the Company or any other Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers an indenture supplemental to this Supplemental Indenture agreeing to be bound by its terms applicable to a Guarantor and providing for a Guarantee of the Securities on the same terms as the guarantee of such Indebtedness, except that (a) such Guarantee need not be secured unless required pursuant to
Section 6.12 and (b) if such

Indebtedness is by its terms expressly subordinated to the Securities or the Subordinated Guarantees, any such guarantee, assumption or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Guarantor's Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Securities; provided, however, that this clause (b) shall not be applicable to any guarantee of any Restricted Subsidiary that (i) existed at the time such Person became a Subsidiary of the Company and (ii) was not incurred in connection with, or in contemplation of, such Person's becoming a Subsidiary of the Company.

      Section 6.9 Limitation on Indebtedness and Disqualified Capital Stock.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness, and the Company shall not, and shall not permit any of its Restricted Subsidiaries to, issue any Disqualified Capital Stock (except for the issuance by the Company of Disqualified Capital Stock (A) which is redeemable at the Company's option in cash or Qualified Capital Stock and (B) the dividends on which are payable at the Company's option in cash or Qualified Capital Stock); provided however, that the Company and its Restricted Subsidiaries that are Guarantors may incur Indebtedness or issue shares of Disqualified Capital Stock if (i) at the time of such event and after giving effect thereto on a pro forma basis the Consolidated Fixed Charge Coverage Ratio for the four full quarters immediately preceding such event, taken as one period, would have been equal to or greater than 2.5 to 1.0 and (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Capital Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Capital Stock. For purposes of determining compliance with this
Section 6.9(a), in the event that an item of Indebtedness meets the criteria of one or more of the categories of Permitted Indebtedness described in clauses (i) through (xi) of such definition or is entitled to be incurred (whether incurred under the Bank Credit Facility or otherwise) pursuant to the proviso of the foregoing sentence, the Company may, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant too only one of such clauses of the definition of Permitted Indebtedness or the proviso of the foregoing sentence and an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness permitted hereunder.

      (b) The amount of any guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Company or one or more Restricted Subsidiaries shall not be deemed to be outstanding or incurred for purposes of this Section 6.9 hereof in addition to the amount of Indebtedness which it guarantees.

      (c) For purposes of this Section 6.9, Indebtedness of any Person that becomes a Restricted Subsidiary by merger, consolidation or other acquisition shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

      Section 6.10 Additional Guarantors.

      (a) The Company shall cause each Restricted Subsidiary that guarantees the payment of, assumes or in any other manner becomes liable (whether directly or indirectly) with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company, including, without limitation, Indebtedness under the Bank Credit Facility, to execute and deliver an indenture supplemental to this Supplemental Indenture agreeing to be bound by its terms applicable to a Guarantor and providing for a Guarantee of the Securities by such Restricted Subsidiary.

      (b) Notwithstanding the foregoing and the other provisions of this Supplemental Indenture, any Guarantee incurred by a Restricted Subsidiary pursuant to this Section 6.10 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 9.3 hereof.

      Section 6.11 Limitation on Issuances and Sales of Preferred Stock of Restricted Subsidiaries.

      The Company (a) shall not permit any Restricted Subsidiary to issue or sell any Preferred Stock to any Person other than to the Company or one of its Wholly Owned Restricted Subsidiaries and (b) shall not permit any Person other than the Company or one of its Wholly Owned Restricted Subsidiaries to own any Preferred Stock of any other Restricted Subsidiary except, in each case, for (i) the Preferred Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof or (ii) a sale of Preferred Stock in connection with the sale of all of the Capital Stock of a Restricted Subsidiary owned by the Company or its Subsidiaries effected in accordance with Section 6.14 hereof.

      Section 6.12 Limitation on Liens.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective Properties, whether now owned or acquired after the date of this Supplemental Indenture, or any income or profits therefrom, or assign or convey any right to receive income thereon, unless (a) in the case of any Lien securing Subordinated Indebtedness, the Securities are secured by a lien on such Property or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Securities are directly secured equally and ratably with the obligation or liability secured by such Lien.

      Section 6.13 Purchase of Securities Upon Change of Control.

      (a) Upon the occurrence of a Change of Control Triggering Event, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then Outstanding Securities, in whole or in part, from the Holders of such Securities in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount of such Securities, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Securities properly tendered into the Change of Control Offer and not withdrawn. The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if another Person makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

      (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date (as defined below).

      (c) Not later than the 30th day following any Change of Control Triggering Event, the Company shall give to the Trustee in the manner provided in Section
10.2 and each Holder of the Securities in the manner provided in Section 10.3, a notice (the "Change of Control Notice") governing the terms of the Change of Control Offer and stating:

            (1) that a Change in Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities, or portion thereof, at the Change of Control Purchase Price;

            (2) any information regarding such Change of Control Triggering Event required to be furnished pursuant to Rule 13e-1 under the Exchange Act and any other securities laws and regulations thereunder;

            (3) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 60 days from the date the Change of Control Triggering Event occurred;

            (4) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest:

            (5) that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this
      Section 6.13, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

            (6) the instructions a Holder must follow in order to have his Securities repurchased in accordance with paragraph (d) of this Section.

If any of the Securities subject to the Change of Control Offer is in the form of a Global Security, then the Company shall modify the Change of Control Notice to the extent necessary to accord with the procedures of the depository applicable thereto.

      (d) Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder and principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

      On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to a Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Securities so tendered payment in an amount equal to the purchase price for the Securities, and the Company shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Security equal in principal amount to any unpurchased portion of the Security which any such Holder did not surrender for purchase. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 6.13, the Trustee will act as the Paying Agent.

      (e) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control Triggering Event occurs and the Company is required to purchase Securities as described in this Section 6.13.

      Section 6.14 Limitation on Asset Sales.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Securities) or liabilities of any Guarantor that made such Asset Sale (other than liabilities of a Guarantor that are by their terms subordinated to such Guarantor's Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities ("Permitted Consideration"); provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company or any Restricted Subsidiary at any one time shall not exceed 10% of Adjusted Consolidated Net

Tangible Assets. The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Company or a Restricted Subsidiary), to (i) repay Indebtedness of the Company under the Bank Credit Facility, (ii) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or (iii) purchase Securities or purchase both Securities and one or more series or issues of other Senior Indebtedness on a pro rata basis (excluding Securities and Senior Indebtedness owned by the Company or an Affiliate of the Company). Pending any reinvestment pursuant to clause (ii) in the preceding sentence, the Company may temporarily prepay, repay or purchase Senior Indebtedness of the Company or a Guarantor.

      (b) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall be required to make an offer to purchase Securities having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") at a purchase price equal to 100% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. If the aggregate principal amount of Securities tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds shall be allocated pro rata according to the principal amount of the Securities tendered and the Trustee shall select the Securities to be purchased in accordance herewith. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of Securities have been given the opportunity to tender their Securities for purchase as described in the following paragraph in accordance with this Supplemental Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by this Supplemental Indenture and the amount of Excess Proceeds shall be reset to zero.

      (c) (1) Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the Securities pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Trustee and the Holders of the Securities (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company believes shall enable such Holders of the Securities to make an informed decision with respect to the Prepayment Offer (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials, or corresponding successor reports (or, during any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, corresponding reports prepared pursuant to Section 6.6), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (iii) if material, appropriate pro forma financial information). The Prepayment Offer Notice shall state, among other things, (i) that the Company is offering to purchase Securities pursuant to the provisions of this Supplemental Indenture, (ii) that any Security (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Securities (or portions thereof) not properly tendered shall continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (v) the aggregate principal amount of Securities to be purchased, (vi) a description of the procedure which Holders of Securities must follow in order to tender their Securities and the procedures that Holders of Securities must follow in order to withdraw an election to tender their Securities for payment and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Prepayment Offer.

            (2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 6.14(a). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) in cash an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section
      6.14. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

      (d) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

      Section 6.15 Limitation on Transactions with Affiliates.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of Property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (b) with respect to a transaction or series of related transactions involving aggregate payments in excess of $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and that such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, and (c) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $20,000,000, the Officers' Certificate referred to in clause (b) above also certifies that the Company has obtained a written opinion from an independent nationally recognized investment banking firm or appraisal firm specializing or having a specialty in the type and subject matter of the transaction or series of related transactions at issue, which opinion shall be to the effect set forth in clause (a) above or shall state that such transaction or series of related transactions is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, however, that the foregoing restriction shall not apply to (i) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $1,000,000 outstanding at any one time, (ii) indemnities of officers, directors, employees and other agents of the Company or any Restricted Subsidiary permitted by corporate charter or other organizational document, bylaw or statutory provisions, (iii) the payment of reasonable and customary fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate, (iv) the

Company's employee compensation and other benefit arrangements, (v) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Supplemental Indenture, and
(vi) any Restricted Payment permitted to be paid pursuant Section 6.7.

      Section 6.16 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or make payments on any Indebtedness owed, to the Company or any other Restricted Subsidiary, (b) to make loans or advances to the Company or any other Restricted Subsidiary or (c) to transfer any of its Property to the Company or any other Restricted Subsidiary (any such restrictions being collectively referred to herein as a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of (i) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or customary restrictions in licenses relating to the Property covered thereby and entered into in the ordinary course of business,
(ii) any instrument governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any other Person, other than the Person, or the Property of the Person, so acquired, provided that such Indebtedness was not incurred in anticipation of such acquisition, (iii) any instrument governing Indebtedness or Disqualified Capital Stock of a Restricted Subsidiary that is not a Guarantor, provided that such Indebtedness or Disqualified Capital Stock is permitted under Section 6.9 or (iv) the Bank Credit Facility as in effect on the date of this Supplemental Indenture or any agreement that amends, modifies, supplements, restates, extends, renews, refinances or replaces the Bank Credit Facility, provided that the terms and conditions of any Payment Restriction thereunder are not materially less favorable to the Holders of the Securities than those under the Bank Credit Facility as in effect on the date of this Supplemental Indenture.

      Section 6.17 Limitation on Sale and Leaseback Transactions.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless (i) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction or (ii) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, whose determination in good faith, evidenced by a resolution of such Board shall be conclusive) and such proceeds are applied in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale.

      Section 6.18 Covenant Suspension.

      Following any day (a "Suspension Date") that (a) the Securities have a rating equal to or higher than BBB- by S&P and a rating equal to or higher than Baa3 by Moody's ("Investment Grade Ratings"), (b) follows a date on which the Securities do not have Investment Grade Ratings, and (c) no Default or Event of Default has occurred and is continuing under this Supplemental Indenture, the Company and its Restricted Subsidiaries shall not be subject to the covenants described in Sections 4.1(c), 6.7, 6.8, 6.9, 6.14 and 6.15 (collectively, the "Suspended Covenants"). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and on any subsequent date the Securities fail to have Investment Grade Ratings, or a Default or Event of Default occurs and is continuing, then immediately after such date (a "Reversion Date"), the Suspended Covenants will again be in effect with respect to future events, unless and until a subsequent Suspension Date occurs. The period between a Suspension Date and a Reversion Date is referred to in this Supplemental Indenture as a "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during any Suspension Period. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 6.7 will be made as though the covenants described under Section 6.7 had been in effect since the Issue Date and throughout the Suspension Period.

                                  ARTICLE VII.

                            REDEMPTION OF SECURITIES

      Section 7.1 Notice to Trustee.

      If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

      The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any election to redeem Securities shall be revocable until the Company gives a notice of redemption pursuant to Section 7.2 to the Holders of Securities to be redeemed.

      Section 7.2 Selection by Trustee of Securities to Be Redeemed.

      If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or by any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that any such partial redemption shall be in integral multiples of $1,000.

      The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Supplemental Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

      Section 7.3 Notice of Redemption.

      Notice of redemption shall be given in the manner provided for in Section
10.3 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

      All notices of redemption shall state:

      (a) the Redemption Date;

      (b) the Redemption Price;

      (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed;

      (d) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section
7.5 hereof) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest, interest thereon will cease to accrue on and after said date; and

      (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

      Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Failure to give such notice by mailing to any Holder of Securities or any defect therein shall not affect the validity of any proceedings for the redemption of other Securities.

      Section 7.4 Deposit of Redemption Price.

      On or before 10:00 a.m., Eastern time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 10.3 of the Base Indenture) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Securities which are to be redeemed on such Redemption Date.

      Section 7.5 Securities Payable on Redemption Date.

      Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

      Section 7.6 Securities Redeemed in Part.

      Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 6.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.

                                  ARTICLE VIII.

                       DEFEASANCE AND COVENANT DEFEASANCE

      Section 8.1 Company's Option to Effect Defeasance or Covenant Defeasance.

      The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 8.2 or Section 8.3 hereof be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

      Section 8.2 Defeasance and Discharge.

      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose,


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

such legal defeasance means that the Company and the Guarantors shall be deemed
(i) to have paid and discharged their respective obligations under the Outstanding Securities; provided, however, that the Securities shall continue to be deemed to be "Outstanding" for purposes of Section 8.5 hereof and the other Sections of this Supplemental Indenture referred to in clauses (A) and (B) below, and (ii) to have satisfied all their other obligations with respect to such Securities and this Supplemental Indenture (and the Trustee, at the expense and direction of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 8.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium if any, on) and interest on such Securities when such payments are due (or at such time as the Securities would be subject to redemption at the option of the Company in accordance with this Supplemental Indenture), (B) the respective obligations of the Company and the Guarantors under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 3.8, 3.14, 6.2, 9.1 (to the extent it relates to the foregoing Sections and this Article VIII), 9.4 and 9.5 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (D) the obligations of the Company and the Guarantors under this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to the Securities.

      Section 8.3 Covenant Defeasance.

      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and each Guarantor shall be released from their respective obligations under any covenant contained in Article IV, in Sections 6.4 through 6.17 and in Section 9.2 hereof with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 3.1(c) or 3.1(d) hereof, but, except as specified above, the remainder of this Supplemental Indenture and such Securities shall be unaffected thereby.

      Section 8.4 Conditions to Defeasance or Covenant Defeasance.

      The following shall be the conditions to application of either Section 8.2 or Section 8.3 hereof to the Outstanding Securities:

      (a) The Company or any Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Article VI of the


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

Base Indenture who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in United States dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity thereof (or Redemption Date, if applicable), provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 7.1 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article VII hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

      (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 3.1(h) and 3.1(i) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

      (c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Supplemental Indenture or the Trust Indenture Act with respect to any securities of the Company or any Guarantor.

      (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.


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

      (e) In the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Supplemental Indenture there has been a change in the applicable federal income tax laws, in either case providing that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis or correctness of such ruling).

      (f) In the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

      (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for relating to either the legal defeasance under
Section 8.2 hereof or the covenant defeasance under Section 8.3 (as the case may be) have been complied with.

      Section 8.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

      Subject to the provisions of the last paragraph of Section 10.3 of the Base Indenture, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against all taxes, fees or other charges imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

      Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

      Section 8.6 Reinstatement.

      If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Supplemental Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.5 hereof; provided, however, that if the Company or any Guarantor makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.

                                   GUARANTEES

      Section 9.1 Unconditional Guarantee.

      Each Guarantor hereby unconditionally, jointly and severally, guarantees (each such guarantee being referred to herein as this "Guarantee," with all such guarantees being referred to herein as the "Guarantees") to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under the Indenture and the Securities and that:

      (a) the principal of (and premium, if any, on) and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

      (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise; subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 9.4 hereof.

      Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall, to the extent permitted by law, be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, the Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees it shall not be entitled to enforce any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article III hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article III hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

      Section 9.2 Guarantors May Consolidate, etc., on Certain Terms.

      (a) Except as set forth in Article IV hereof, nothing contained in this Supplemental Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Guarantor to the Company or another Guarantor.

      (b) Except as set forth in Article IV hereof, nothing contained in this Supplemental Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a Person other than the Company or another Guarantor (whether or not Affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Guarantor to a Person other than the Company or another Guarantor (whether or not Affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (ii) such transaction shall not violate any of the covenants of Sections 6.1 through 6.17 hereof, and (iii) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance or other disposition, such Guarantor's


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

Guarantee set forth in this Article IX, and the due and punctual performance and observance of all of the covenants and conditions of this Supplemental Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in a merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Person formed by such consolidation, or into which the Guarantor shall have merged, or by the Person that shall have acquired such Property (except to the extent the following Section 9.3 would result in the release of such Guarantee, in which case such surviving Person or transferee of such Property shall not have to execute any such supplemental indenture and shall not have to assume such Guarantor's Guarantee). In the case of any such consolidation, merger, sale, conveyance or other disposition and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Supplemental Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as the initial Guarantor.

      Section 9.3 Release of Guarantors.

      Upon the sale or disposition (by merger or otherwise) of a Guarantor (or all or substantially all of its Properties) to a Person other than the Company or another Guarantor and pursuant to a transaction that is otherwise in compliance with the terms of this Supplemental Indenture, including but not limited to the provisions of Section 9.2 hereof or pursuant to Article IV hereof, such Guarantor shall be deemed released from its Guarantee and all related obligations under this Supplemental Indenture; provided, however, that any such release shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Restricted Subsidiary shall also be released upon such sale or other disposition. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Supplemental Indenture. In addition, in the event that any Guarantor ceases to guarantee payment of, or in any other manner to remain liable (whether directly or indirectly) with respect to any and all other Indebtedness of the Company or any other Restricted Subsidiary of the Company, including, without limitation, Indebtedness under the Bank Credit Facility, such Guarantor shall also be released from its Guarantee and the related obligations under this Supplemental Indenture for so long as it remains not liable with respect to all such other Indebtedness. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such Guarantor has ceased to guarantee or otherwise be liable with respect to such other Indebtedness of the Company and the other Restricted Subsidiaries. Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Supplemental Indenture shall be released from its Guarantee and all related obligations under this Supplemental Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon its receipt of the Board Resolution designating such Unrestricted Subsidiary. Any Guarantor not released in


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

accordance with this Section 9.3 shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Securities as provided in this Article IX.

      Section 9.4 Limitation of Guarantors' Liability.

      Each Guarantor, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 9.5 hereof, result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent conveyance or fraudulent transfer. This Section 9.4 is for the benefit of the creditors of each Guarantor.

      Section 9.5 Contribution.

      In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to its Guarantee.

      Section 9.6 Severability.

      In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE X.

                                  MISCELLANEOUS

      Section 10.1 Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Supplemental Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Supplemental Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

      (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date, provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Supplemental Indenture not later than eleven months after the record date.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

      Section 10.2 Notices, etc. to Trustee, Company and Guarantors.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Supplemental Indenture to be made upon, given or furnished to or filed with,

      (1) the Trustee by any Holder, the Company, any Guarantor or any holder of Senior Indebtedness shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

      (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company or such Guarantor, as applicable, addressed to it at the Company's offices located at 5300 Town and Country Boulevard, Suite 500, Frisco, Texas 75034,
Attention: Chief Financial Officer, or at any other address otherwise furnished in writing to the Trustee by the Company.

      Section 10.3 Notice to Holders; Waiver.

      Where this Supplemental Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (in the English language) and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Supplemental Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

      Section 10.4 Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 10.5 Successors and Assigns.

      All covenants and agreements in this Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

      Section 10.6 Severability.

      In case any provision in this Supplemental Indenture or in the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

      Section 10.7 Benefits of Supplemental Indenture.

      Nothing in this Supplemental Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, the Holders and, to the extent set forth in Section 9.4 hereof, creditors of Guarantors and the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

      Section 10.8 Governing Law; Trust Indenture Act Controls.

      (a) THIS SUPPLEMENTAL INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY AND EACH GUARANTOR IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE SECURITIES OR THE GUARANTEES, AND THE COMPANY AND EACH GUARANTOR IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

      (b) The Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust

Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in the Indenture by operation of such Trust Indenture Act section, such imposed duties or incorporated provision shall control.

      Section 10.9 No Recourse Against Others.

      A director, officer, employee, stockholder, incorporator or Affiliate, as such, past, present or future, of the Company or any Guarantor shall not have any personal liability under the Securities or this Supplemental Indenture by reason of his or its status as a director, officer, employee, stockholder, incorporator or Affiliate or any liability for any obligations of the Company or any Guarantor under the Securities or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting any of the Securities, waives and releases all such liability to the extent permitted by applicable law.

      Section 10.10 Duplicate Originals.

      The parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      Section 10.11 Conflict with Base Indenture.

      This Supplemental Indenture constitutes a supplemental indenture in respect of the Base Indenture, to the extent related to the Securities, and to the extent specifically related to the Securities this Supplemental Indenture supersedes the Base Indenture to the extent inconsistent therewith. In the event of any conflict between the provisions of this Supplemental Indenture and the provisions of the Base Indenture, the provisions of this Supplemental Indenture shall control. For avoidance of doubt, (a) Articles V, VIII, X, XI, XIII and XIV of the Base Indenture are, solely with respect to the Securities, superseded and replaced in their entirety by Articles IV, V, VII, VIII, IX and X of this Supplemental Indenture, respectively, and (b) Article XV of the Base Indenture shall be inapplicable in its entirety to the Securities.

      Section 10.12 No Adverse Interpretation of Other Agreements.

      This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

      [Remainder of Page Intentionally Left Blank; Signature Pages Follow.]


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

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                    ISSUER:

                                    COMSTOCK RESOURCES, INC.

                                    By: /s/ M. JAY ALLISON
                                        ------------------
                                    Name: M. Jay Allison
                                    Title: President and Chief Executive Officer

                                    GUARANTORS:

                                    COMSTOCK OIL & GAS, INC.

                                    By: /s/ M. JAY ALLISON
                                        ------------------
                                    Name: M. Jay Allison
                                    Title: President and Chief Executive Officer

                                    COMSTOCK OIL & GAS-LOUISIANA, LLC

                                    By: /s/ M. JAY ALLISON
                                        ------------------
                                    Name: M. Jay Allison
                                    Title: President and Chief Executive Officer

                                    COMSTOCK OFFSHORE, LLC

                                    By: /s/ M. JAY ALLISON
                                        ------------------
                                    Name: M. Jay Allison
                                    Title: President and Chief Executive Officer

                                    COMSTOCK OIL & GAS HOLDINGS, INC.

                                    By: /s/ M. JAY ALLISON
                                        ------------------
                                    Name: M. Jay Allison
                                    Title: President and Chief Executive Officer

                                    TRUSTEE:

                                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                    By: /s/ PATRICK T. GIORDANO
                                        -----------------------
                                    Name: Patrick T. Giordano
                                    Title: Vice President